EXHIBIT 4.1

                            LOEHMANN'S HOLDINGS INC.

                           2000 EQUITY INCENTIVE PLAN

         SECTION 1. Purpose. The purposes of this Loehmann's Holdings Inc. 2000 Equity Incentive Plan are to promote the interests of Loehmann's Holdings Inc. and its shareholders by (i) attracting and retaining officers and key employees of the Company and its Affiliates and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company and its Affiliates.

         SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:


         "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Change of Control" shall mean the occurrence of any event where (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or securities representing 50% or more of the combined voting power of the Company's voting stock, (ii) the Company consolidates with or merges into another Person or conveys, transfers, sells or leases all or substantially all of its assets to any Person, or any Person consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction between the Company and its wholly owned Affiliates (which wholly owned Affiliates are United States corporations), with the effect that any "person" becomes the "beneficial owner," directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or securities representing 50% or more of the combined voting power of the Company's voting stock or (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.


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         "Committee" shall mean the Compensation and Stock Option Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan; provided, however, that any such committee shall consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

         "Company" shall mean Loehmann's Holdings Inc., together with any successor thereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date) or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

         "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet, and that meets, the requirements of Section 422 of the Code or any successor provision thereto.

         "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

         "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         "Participant" shall mean any officer or key employee of the Company or its Affiliates eligible for an Option under Section 5 of the Plan and selected by the Committee to receive an Option under the Plan.

         "Person" shall mean any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Plan" shall mean this Loehmann's Holdings Inc. 2000 Equity Incentive Plan.

         "Reorganization Plan" shall mean the Second Amended Plan of Reorganization of Loehmann's, Inc. under chapter 11 of the Bankruptcy Code as Modified on July 28, 2000 and September 6, 2000.

         "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.


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         "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

         "Shares" shall mean the common shares of Loehmann's Holdings Inc. $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, splitup, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

         "Substitute Options" shall have the meaning specified in Section 4(c).

         SECTION 3. Administration. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Options to be granted to a Participant; (iii) determine the number of Shares to be covered by Options; (iv) determine the terms and conditions of any Option; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash or Shares, or canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Option made under, the Plan;
(viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole 'discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, and any shareholder.

         (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option hereunder.

         SECTION 4. Shares Available for Options.

         (a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Options may be granted under the Plan shall be 262,500. If, after the effective date of the Plan, an Option has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Option shall again be, or shall become, Shares with respect to which Options may be granted hereunder.

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         (b) Adjustments. In the event of any dividend or other distribution
(whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares, then the Committee shall, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, in such manner as it may deem appropriate, equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options, and (iii) the exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Options over the aggregate exercise price of such Option.

         (c) Substitute Options. Options may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines ("Substitute Options"). The number of Shares underlying any Substitute Options shall be counted against the aggregate number of Shares available for Options under the Plan.

         (d) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         SECTION 5. Any Eligibility. officer or key employee of the Company or any of its Affiliates (including any prospective officer or key employee) shall be eligible to be designated a Participant.

         SECTION 6. Stock Options.

         (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any rules and regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under

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the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

         (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement; provided, however, that, in the case of Incentive Stock Options, the exercise price shall not be (i) less than 100% of Fair Market Value on the date of grant or (ii) less than 110% of Fair Market Value on the date of grant, if the Participant owns stock representing 10% or more of the voting power of the Company.

         (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         (d) Payment.


               (i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or
(x) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least 6 months), (y) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (z) with the consent of the Committee in its sole discretion, by the promissory note and agreement of a Participant providing for the payment with interest of the unpaid balance accruing at a rate not less than needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the furnishing of security, if any therefor) as the Committee may determine, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

               (ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

         (e) Maximum Term; Maximum Grant. No Option granted under this Plan shall be exercisable (i) on or after the fifth anniversary of the date of grant or (ii) in the case of an Incentive Stock Option held by a Participant who owns stock representing 10% or more of the voting power of the Company on the date of grant of such Option, on or after the fifth anniversary of the date of grant. The maximum number of Shares with respect to which Options may be granted to any Participant under this Plan in any calendar year shall be $200,000.


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         SECTION 7. Amendment and Termination.

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

         (b) Amendments to Options. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

         (c) Adjustment of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         SECTION 8. Change of Control. Unless otherwise provided in an applicable Award Agreement, in the event of a Change of Control after the date of the adoption of this Plan, any outstanding Options then held by Participants, which are unexercisable or otherwise unvested, shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control.

         SECTION 9. General Provisions.

         (a) Nontransferability.

               (i) Each Option shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

               (ii) Notwithstanding the foregoing, the Committee may in the applicable Award Agreement evidencing an Option granted under the Plan, or at any time


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thereafter in an amendment to an Award Agreement applicable to a previously granted Option provide that Options granted hereunder which are not intended to qualify as Incentive Stock Options may be transferred by the Participant to whom such Option was granted (the "Grantee") without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

               (A) any or all of the Grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

               (B) a trust solely for the benefit of the Grantee and/or his or her Immediate Family (a "Family Trust"); or

               (C) a partnership or limited liability company whose only partners or shareholders are the Grantee and/or his or her Immediate Family and/or a Family Trust;

         (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a "Permitted Transferee"); provided that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Option.

               The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that ( a) Permitted Transferees shall not be. entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee's employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

         (b) No Rights to Options. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).


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         (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (d) Withholding.

               (i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Option or from any compensation or other amount owing to a Participant or under the Management Agreement the amount (in cash, Shares or other property) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

               (ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by . delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability.

               (iii) The Company may, as a condition of Option exercise, require that satisfactory arrangements have been made in advance to satisfy all tax withholding obligations.

         (e) Award Agreements. Each Option hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Option and any rules applicable thereto, including but not limited to the effect on such Option of the death, disability or termination of employment or service of a Participant, and the effect, if any, of such other events as may be determined by the Committee.

         (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

         (g) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability


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or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (h) No Rights as Shareholder. Subject to the provisions of the applicable Option, no Participant or holder or beneficiary of any Option shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

         (i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

         (j) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

         (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the
U. S. federal and any other applicable securities laws.

         (l) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

         (m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.


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         (n) Headings. Headings are given to the Sections and subsections of the
Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         SECTION 10. Term of the Plan.


         (a) Effective Date. The Plan shall be effective as of September 10,
2000.

         (b) Expiration Date. No Option shall be granted under the Plan after September 10, 2005. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after September 10, 2005.

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                                 AWARD AGREEMENT

         THIS AGREEMENT (the "Agreement"), is made effective as of the day of , 20_, (hereinafter called the "Date of Grant"), between Loehmann's Holdings Inc., a Delaware corporation (hereinafter called the "Company"), and (hereinafter called the "Participant") :

         WHEREAS, the Company has adopted the Loehmann's Holdings Inc. 2000 Equity Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

         WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to the Participant pursuant to the Plan and the terms set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Grant of the Option. The Company hereby grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of Common Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $per Share (the "Exercise Price"). The Option is intended to be treated as Non-Qualified Stock Options.

         2. Vesting.

         Upon grant, one hundred percent (100% ) of the Shares initially covered by the Option shall be immediately vested and exercisable.

         3. Exercise of Option.

               (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Option at any time prior to the earlier to occur of:

                      (i) sixty days following the date of the Participant's termination of employment by the Company for "Cause;" or

                      (ii) the fifth anniversary of the Date of Grant.

         For purposes of this agreement:

         "Cause" shall mean (i) a felony conviction or guilty plea or (ii) a conviction or guilty plea of any crime involving fraud or embezzlement.


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         (b) Method of Exercise:

               (i) Subject to Section 3(a), the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by the Participant for at least 6 months), (y) subject to such rules as may be reasonably established by the Committee, through delivery of irrevocable instructions to a broker to sell a portion of the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price of the portion of the Option so exercised or (z) by the promissory note and agreement of the Participant providing for the payment with interest of the unpaid balance accruing at a rate not less than needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the furnishing of security, if any therefor) as the Committee may determine, or by a combination of the foregoing.

               (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

               (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

               (iv) In the event of the Participant's death, the Option shall remain exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

         4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

         5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant's lifetime, the Option is exercisable only by the Participant.

         Notwithstanding the foregoing, the vested portion of this Option, insofar as such vested portion is not intended to be treated as an Incentive Stock Option that complies with section 422 of the Internal Revenue Code of 1986, as amended, may be transferred by the Participant (the "Grantee") without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

         (A) any or all of the Grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

         (B) a trust solely for the benefit of the Grantee and/or his or her Immediate Family (a "Family Trust"); or

         (C) a partnership or limited liability company whose only partners or shareholders are the Grantee and/or his or her Immediate Family and/or a Family Trust;

         (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a "Permitted Transferee"); provided that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and this Agreement.

         If any portion of this Option is transferred in accordance with the immediately preceding sentence, the terms of this Option shall apply to the Permitted Transferee and any reference in this Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer this Option, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise the transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee's employment by, or services to, the Company under the terms of the Plan and this Agreement shall continue to be applied with respect to the Grantee, following which the Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and this Agreement.

         7. Withholding.

         (a) The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under the Option or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         (b) Without limiting the generality of Section 7(a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

         (c) The Company may, as a condition of Option exercise, require that satisfactory arrangements have been made in advance to satisfy all tax withholding obligations.

         8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

         9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

         10. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         11. Anti-Dilution. If there occurs any consolidation or merger of the Company with or into any other person or entity (other than a merger consolidation of the

Company in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Shares) or sale, transfer or other disposition of all or substantially all of the assets of the Company to another person or entity, then each Option shall thereafter be exercisable into the same kind and amount of securities (including shares of stock) or other assets, or both, which were issuable or distributable to holders of outstanding Common Shares upon such consolidation, merger, sale or conveyance in respect of that number of Common Shares into which the Options might have been converted immediately prior to such consolidation, merger, sale or conveyance and in any such case appropriate adjustments shall be made to insure that the provisions set forth herein shall be thereafter applicable as reasonably may be practicable in relation to any securities or other assets thereafter deliverable upon exercise of the Options.

         12. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

         13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                                  LOEHMANN'S HOLDINGS INC.



                                                  ------------------------------
                                                  By:
                                                  Title:




                                                  OPTIONEE


                                                  ------------------------------